Exhibit 99.1

NeoGenomics Reports Revenue Growth of 20% to Record $125 Million
in the Third Quarter

Third-Quarter 2020 Results and Highlights:

•Consolidated revenue increased 20% to $125 million
•Clinical Services revenue increased 17% to $109 million
•Pharma Services revenue increased 38% to $17 million
•Pharma Services backlog increased 57% to $185 million

Fort Myers, Florida (October 27, 2020) - NeoGenomics, Inc. (NASDAQ: NEO) (the “Company”), a leading provider of cancer-focused genetics testing services, today announced its third-quarter results for the period ended September 30, 2020.
“Third quarter results were strong as we bounced back nicely from a challenging second quarter and set new company records for quarterly consolidated revenue and pharma services revenue and backlog. Importantly, test volume in our core clinical(1) oncology business continued to trend higher on what looks to be a V-Shaped recovery and the majority of our pharma clients’ clinical trial sites are now open.” said Douglas M. VanOort, Chairman and CEO of NeoGenomics.
We have continued to make strategic investments, even in the midst of the pandemic, to put us in a stronger position for growth. We are particularly excited about our investments in global Pharma Services, Informatics, strategic marketing initiatives, liquid biopsy, including our investment in Inivata, certain research and development priorities, and the on-going construction of our new state-of-the-art laboratory and global headquarters in Fort Myers.
Even in this uncertain and challenging operating environment, the dedication of NeoGenomics’ employees has been extraordinary as we have stayed laser-focused on patient care.”
Third-Quarter Results
Consolidated revenue for the third quarter of 2020 was $125 million, an increase of 20% over the same period in 2019. Clinical Services revenue increased year-over-year by 17% to $109 million, primarily driven by COVID-19 Polymerase Chain Reaction (“PCR”) testing revenue of $17 million. Clinical testing volume(1) grew 2% year-over-year and improved month-to-month as the quarter progressed. Average revenue per clinical test (“revenue per test”) decreased by less than 3% to $359. Pharma Services revenue grew by 38% to $17 million compared to the third quarter of 2019, primarily due to an increase in revenue related to clinical trials.
Gross profit was $54.1 million, an increase of 6.4%, compared to the third quarter of 2019. This increase was the result of higher test volume.
Operating expenses increased by $2 million, or 5%, compared to the third quarter of 2019, reflecting investments in informatics, growth initiatives and costs associated with the integration of HLI - Oncology.
Net income for the quarter was $3 million compared to net income of $2 million for the third quarter of 2019.

Adjusted EBITDA(2) was $17 million compared to $15 million in the third quarter of 2019. Adjusted Net Income (2) was $7 million compared $8 million in the third quarter of 2019.
Cash and cash equivalents, including restricted cash, was $265 million and short-term marketable securities were $50 million. Days sales outstanding (“DSO”) was 76 days at the end of the third quarter of 2020.
____________________

(1) Clinical tests exclude requisitions, tests, revenue and costs for Pharma Services and COVID-19 PCR tests.
(2) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.
Conference Call
The Company has scheduled a webcast and conference call to discuss their third quarter results on Tuesday, October 27, 2020 at 8:30 AM EDT. Interested investors should dial (844) 602-0380 (domestic) and (862) 298-0970 (international) at least five minutes prior to the call. A replay of the conference call will be available until 8:30 AM EST on November 10, 2020, and can be accessed by dialing (877) 481-4010 (domestic) and (919) 882-2331 (international). The playback conference ID number is 37902. The webcast may be accessed under the Investor Relations section of our website at www.neogenomics.com. An archive of the web-cast will be available until 08:30 AM EDT on October 27, 2021.
About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services. The Company provides one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company's Pharma Services Division serves pharmaceutical clients in clinical trials and drug development.
Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories in Fort Myers and Tampa, Florida; Aliso Viejo, Carlsbad and San Diego, California; Houston, Texas; Atlanta, Georgia; Nashville, Tennessee; and CAP accredited laboratories in Rolle, Switzerland, and Singapore. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia. For additional information about NeoGenomics, visit http://www.neogenomics.com/.
Forward Looking Statements
Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements as a result of the Company's ability to continue gaining new customers, respond to the effects of the COVID-19 outbreak, offer new types of tests, integrate its acquisitions and otherwise implement its business plan, as well as additional factors discussed under the heading "Risk Factors" and elsewhere in the Company's Annual Report on Form 10-K filed with the SEC on February 28, 2020. Accordingly, this press release should be read in conjunction with the Company's periodic filings with the SEC. In addition, it is the Company's practice to make information about the Company available by posting copies of its Company Overview

Presentation from time to time on the Investor Relations section of its website at http://ir.neogenomics.com/.
Forward-looking statements represent the Company's estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing the Company's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.
For further information, please contact:
NeoGenomics, Inc.

Doug Brown
Chief Strategy and Corporate Development Officer
T: 239.768.0600 x2539
M: 704.236.2064
doug.brown@neogenomics.com
Charlie Eidson
Manager of Investor Relations and Manager of Strategy and Corporate Development
T: 239.768.0600 x2726
M: 952.221.8816
charlie.eidson@neogenomics.com

NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2020 (Unaudited)	December 31, 2019
ASSETS
Cash and cash equivalents	$233,233	$173,016
Marketable securities, at fair value	50,375	—
Accounts receivable, net	103,697	94,242
Inventories	20,643	14,405
Other current assets	14,427	9,075
Total current assets	422,375	290,738
Property and equipment (net of accumulated depreciation of $85,987 and $68,809 respectively)	85,449	64,188
Operating lease right-of-use assets	45,856	26,492
Intangible assets, net	123,353	126,640
Goodwill	210,833	198,601
Restricted cash, non-current	32,003	—
Prepaid lease asset	10,142	—
Investment in non-consolidated affiliate	25,600	—
Other assets	3,817	2,847
TOTAL ASSETS	$959,428	$709,506

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and other current liabilities	$56,211	$50,091
Short-term portion of financing obligations	3,700	10,432
Short-term portion of operating leases	4,701	3,381
Total current liabilities	64,612	63,904

Convertible senior notes, net	166,440	—
Long-term portion of financing obligations	1,399	95,028
Long-term portion of operating leases	43,123	24,034
Other long-term liabilities	3,937	3,566
Deferred income tax liability, net	13,554	15,566
Total long-term liabilities	228,453	138,194
TOTAL LIABILITIES	$293,065	$202,098

TOTAL STOCKHOLDERS’ EQUITY	$666,363	$507,408
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$959,428	$709,506

 NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
NET REVENUE:
Clinical Services	$108,733	$92,565	$275,599	$267,757
Pharma Services	16,711	12,107	42,852	34,205
Total revenue	125,444	104,672	318,451	301,962

COST OF REVENUE	71,379	53,840	190,011	155,049

GROSS PROFIT	54,065	50,832	128,440	146,913
Operating expenses:
General and administrative	36,128	33,054	107,085	94,773
Research and development	1,964	2,611	6,129	6,407
Sales and marketing	11,304	11,508	34,757	35,048
Total operating expenses	49,396	47,173	147,971	136,228
INCOME (LOSS) FROM OPERATIONS	4,669	3,659	(19,531)	10,685
Interest expense, net	2,458	203	4,825	3,333
Other (income) expense, net	(11)	(35)	(7,639)	5,124
Loss on extinguishment of debt	—	—	1,400	1,018
Loss on termination of cash flow hedge	—	—	3,506	—
Income (loss) before taxes	2,222	3,491	(21,623)	1,210
Income tax (benefit) expense	(335)	1,348	(10,378)	(500)
NET INCOME (LOSS)	$2,557	$2,143	$(11,245)	$1,710

Adjustment to the numerator for convertible notes in diluted EPS (3)
NET INCOME (LOSS)	2,557	2,143	(11,245)	1,710
Convertible note accretion, amortization, and interest, net of tax	1,975	—	—	—
NET INCOME (LOSS) USED IN DILUTED EPS	$4,532	$2,143	$(11,245)	$1,710

NET INCOME (LOSS) PER SHARE
Basic	$0.02	$0.02	$(0.10)	$0.02
Diluted	$0.04	$0.02	$(0.10)	$0.02

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	110,461	103,899	107,605	99,149
Diluted	119,191	107,880	107,605	102,766
(3) This adjustment compensates for the effects of the if-converted impact of convertible notes in adjusted net income. Since an entity using the if-converted method assumes that a convertible debt instrument was converted into common shares at the beginning of the reporting period, the numerator is adjusted to reverse any recognized interest expense (including any amortization of discounts).

NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(11,245)	$1,710
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	18,705	15,200
Loss on disposal of assets	371	451
Loss on debt extinguishment	1,400	1,018
Loss on termination of cash flow hedge	3,506	—
Amortization of intangibles	7,387	7,482
Amortization of debt issue costs	138	323
Amortization of convertible debt discount	2,705	—
Non-cash stock-based compensation	7,536	7,727
Non-cash operating lease expense	6,365	3,224
Changes in assets and liabilities, net	(41,393)	(17,125)
Net cash (used in) provided by operating activities	$(4,525)	$20,010
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(53,396)	—
Proceeds from sale of marketable securities	3,000	—
Purchases of property and equipment	(17,591)	(13,953)
Business acquisition	(37,000)	—
Investment in non-consolidated affiliate	(25,600)	—
Acquisition working capital adjustment	—	399
Net cash used in investing activities	$(130,587)	$(13,554)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of revolving credit facility	—	(5,000)
Repayment of equipment financing obligations	(4,331)	(5,481)
Proceeds from term loan	—	100,000
Repayment of term loan	(97,540)	(96,750)
Cash flow hedge termination	(3,317)	—
Payments of debt issuance costs	—	(1,051)
Issuance of common stock, net	10,761	10,132
Proceeds from issuance of convertible debt, net of issuance costs	194,466	—
Proceeds from equity offering, net of issuance costs	127,293	160,774
Net cash provided by financing activities	$227,332	$162,624
Net change in cash, cash equivalents and restricted cash	$92,220	$169,080

Cash, cash equivalents and restricted cash, beginning of period	173,016	9,811
Cash, cash equivalents and restricted cash, end of period	$265,236	$178,891

Reconciliation of cash, cash equivalents and restricted cash to the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$233,233	$178,891
Restricted cash, non-current	32,003	—
Total cash, cash equivalents and restricted cash	$265,236	$178,891

Use of Non-GAAP Financial Measures
The Company’s financial results and financial guidance are provided in accordance with GAAP and using certain non-GAAP financial measures. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company's core operating results and comparison of core operating results across reporting periods. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the Company’s business. Management believes that these non-GAAP financial measures enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to, and not as a substitute for, the Company’s financial results presented in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation and do not present the full measure of the Company’s recorded costs against its net revenue. In addition, the Company’s definition of the non-GAAP financial measures below may differ from non-GAAP measures used by other companies.

Definitions of Non-GAAP Measures

Non-GAAP Adjusted EBITDA

“Adjusted EBITDA” is defined by NeoGenomics as net income (loss) from continuing operations before: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expense, and, if applicable in a reporting period, (v) acquisition and integration related expenses, (vi) non-cash impairments of intangible assets, (vii) and other significant non-recurring or non-operating (income) or expenses, including any debt financing costs.

Non-GAAP Adjusted Net Income

“Adjusted Net Income” is defined by NeoGenomics as net income (loss) from continuing operations plus: (i) non-cash amortization of customer lists and other intangible assets, (ii) non-cash stock-based compensation expense, and, if applicable in a reporting period, (iii) acquisition and integration related expenses, (iv) non-cash impairments of intangible assets, (v) and other significant non-recurring or non-operating (income) or expenses, including any debt financing costs. In addition, if GAAP net income is negative and adjusted net income is positive, adjusted diluted net income (loss) will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method.

Non-GAAP Adjusted Diluted EPS

“Adjusted Diluted EPS” is defined by NeoGenomics as adjusted net income divided by adjusted diluted shares outstanding. Adjusted diluted shares outstanding is the sum of diluted shares outstanding and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period. In addition, if GAAP net income is negative and adjusted net income is positive, adjusted diluted shares will also include any options or warrants that would be outstanding as dilutive instruments using the treasury stock method.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP EBITDA and Adjusted EBITDA
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss) (GAAP)	$2,557	$2,143	$(11,245)	$1,710
Adjustments to net income (loss):
Interest expense, net	2,458	203	4,825	3,333
Income tax (benefit) expense	(335)	1,348	(10,378)	(500)
Amortization of intangibles	2,468	2,380	7,387	7,482
Depreciation	6,528	4,848	18,705	15,200
EBITDA (non-GAAP)	$13,676	$10,922	$9,294	$27,225
Further adjustments to EBITDA:
Acquisition and integration related expenses	446	334	1,852	2,143
Other significant non-recurring (income) expenses (4)	(105)	364	(2,100)	6,527
Non-cash stock-based compensation expense	2,715	3,275	7,536	7,727
Adjusted EBITDA (non-GAAP)	$16,732	$14,895	$16,582	$43,622

(4) Other significant non-recurring expenses includes grant income received related to the CARES Act, cash flow hedge termination fees, debt retirement fees and other non-recurring items.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income and GAAP EPS to Non-GAAP Adjusted EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss) (GAAP)	$2,557	$2,143	$(11,245)	$1,710
Adjustments to net income (loss), net of tax:
Amortization of intangibles	1,949	1,880	5,836	5,911
Non-cash stock-based compensation expense	2,185	2,960	6,233	6,939
Acquisition and integration related expenses	353	264	1,463	1,669
Other significant non-recurring (income) expenses (5)	(83)	288	(1,659)	5,156
Adjusted net income (non-GAAP)	$6,961	$7,535	$628	$21,385

Net income (loss) per common share (GAAP)
Diluted EPS	$0.04	$0.02	$(0.10)	$0.02
Adjustments to diluted income (loss) per share:
Amortization of intangibles	0.02	0.02	0.05	0.06
Non-cash stock-based compensation expense	0.02	0.03	0.06	0.07
Acquisition and integration related expenses	—	—	0.01	0.02
Other significant non-recurring (income) expenses (5)	—	—	(0.02)	0.05
Impact of stock options in adjusted diluted shares in net loss periods (6)	—	—	—	—
Rounding and impact of convertible notes in adjusted diluted shares in net loss periods (7)	(0.02)	—	0.01	(0.01)
Adjusted diluted EPS (non-GAAP)	$0.06	$0.07	$0.01	$0.21

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	119,191	107,880	107,605	102,766
Options and restricted stock not included in GAAP diluted shares (using treasury stock method)	—	9	—	69
Adjusted diluted shares outstanding (non-GAAP)	119,191	107,889	107,605	102,835

(5) Other significant non-recurring expenses includes grant income received related to the CARES Act, cash flow hedge termination fees, debt retirement fees and other non-recurring items.
(6) This adjustment compensates for the effects of the treasury stock impact of outstanding stock options and restricted stock in the Adjusted Diluted Shares outstanding in periods in which there is a net loss, which are not included in GAAP Diluted Shares outstanding.
(7) This adjustment is for rounding and, in those periods in which there is a net loss, also compensates for the effects of the if-converted impact of convertible notes in the Adjusted Diluted Shares outstanding, which are not included in GAAP Diluted Shares outstanding.

Supplemental Information
Segment Revenue, Cost of Revenue and Gross Profit
(Unaudited)
(In thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
Clinical Services:
Revenue	$108,733	$92,565	17.5%	$275,599	$267,757	2.9%
Cost of revenue	60,607	47,526	27.5%	158,287	136,557	15.9%
Gross profit	$48,126	$45,039	6.9%	$117,312	$131,200	(10.6)%
Gross margin	44.3%	48.7%		42.6%	49.0%

Pharma Services:
Revenue	$16,711	$12,107	38.0%	$42,852	$34,205	25.3%
Cost of revenue	10,772	6,314	70.6%	31,724	18,492	71.6%
Gross profit	$5,939	$5,793	2.5%	$11,128	$15,713	(29.2)%
Gross margin	35.5%	47.8%		26.0%	45.9%

Supplemental Information
Clinical(8) Requisitions Received, Tests Performed, Revenue and Cost of Revenue
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
Clinical(8):
Requisitions (cases) received	147,518	145,312	1.5%	406,250	427,406	(4.9)%
Number of tests performed	255,458	250,518	2.0%	710,678	735,165	(3.3)%
Average number of tests/requisitions	1.73	1.72	0.6%	1.75	1.72	1.7%

Average revenue/requisition	$622	$637	(2.4)%	$632	$626	1.0%
Average revenue/test	$359	$369	(2.7)%	$361	$364	(0.8)%

Average cost/requisition	$342	$327	4.6%	$361	$320	12.8%
Average cost/test	$197	$190	3.7%	$206	$186	10.8%

(8) Clinical tests exclude requisitions, tests, revenue and costs of revenue for Pharma Services and COVID-19 PCR tests.